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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to § 240.14a-12
Omnicell, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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OMNICELL, INC.
1201 Charleston Road
Mountain View, CA 94043

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 20, 2004

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Omnicell, Inc., a Delaware corporation (the "Company"). The meeting will be held on Thursday, May 20, 2004 at 2:00 p.m. local time at the Company's offices for the following purposes:

  1.
  To elect three (3) directors to hold office until the 2007 Annual Meeting of Stockholders.

  2.
  To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

  3.
  To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 23, 2004. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
/s/ ROBERT J. BRIGHAM
Robert J. Brigham Secretary

Mountain View, California
April 27, 2004

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or on the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

OMNICELL, INC.
1201 Charleston Road
Mountain View, CA 94043

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

May 20, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Omnicell, Inc. (sometimes referred to as the "Company" or "Omnicell") is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 27, 2004 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 23, 2004 will be entitled to vote at the annual meeting. On this record date, there were 24,653,998 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If on March 23, 2004 your shares were registered directly in your name with Omnicell's transfer agent, EquiServe Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 23, 2004 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are two matters scheduled for a vote:

  •
  Election of three (3) directors; and

  •
  Ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card or vote by proxy over the telephone or on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-877-PRX-VOTE (1-877-779-8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. on May 19, 2004 to be counted.

  •
  To vote on the Internet, go to http://www.eproxyvote.com/omcl to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. on May 19, 2004 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Omnicell. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote over the telephone or on the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of March 23, 2004.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all three (3) nominees for director and "For" ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date;

  •
  You may send a written notice that you are revoking your proxy to the Secretary of Omnicell, Inc., 1201 Charleston Road, Mountain View, CA 94043; or

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 28, 2004, to Omnicell's Secretary at 1201 Charleston Road, Mountain View, CA 94043. However, if Omnicell's 2005 Annual Meeting of Stockholders is not held between April 20, 2005 and June 19, 2005, then the deadline will be a reasonable time prior to the time we begin to print and mail our proxy materials. If you wish to bring a proposal before the stockholders at next year's annual meeting that is not included in next year's proxy materials, you must notify Omnicell's Secretary, in writing, not later than the close of business on February 19, 2005, nor earlier than the close of business on January 20, 2005. We also advise you to review Omnicell's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. If you do not comply with these requirements, you will not be able to make a stockholder proposal or director nomination at next year's Annual Meeting.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange ("NYSE") on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors, the three (3) nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  For the ratification of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004, Proposal No. 2 must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 24,653,998 shares outstanding and entitled to vote, therefore at least 12,327,000 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

        Omnicell's Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until the director's successor is elected and qualified. This includes vacancies created by an increase in the number of directors.

        The Board of Directors presently has ten (10) members. There are three (3) directors in the class whose term of office expires in 2004. Each of the nominees listed below, except for Mr. Wegmiller, is currently a director of the Company who was previously elected by the stockholders. Mr. Wegmiller was recommended for election to the Company's Board by a subcommittee of independent directors established by the Company's Corporate Governance Committee. Mr. Barnett, currently a director in the class whose term of office expires in 2004, has elected not to run for reelection to the Company's Board of Directors. If elected at the annual meeting, each of these nominees would serve until the 2007 annual meeting and until his or her successor is elected and has qualified, or until the director's death, resignation or removal. It is the Company's policy to encourage directors to attend the Annual Meeting. All of the nominees for election as a director at the 2003 Annual Meeting of stockholders and seven of the ten directors who were members of the Board at the time attended the 2003 Annual Meeting of Stockholders.

        The following is a brief biography of each nominee and each director whose term will continue after the annual meeting.

CLASS III NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2007 ANNUAL MEETING

  Kevin L. Roberg

        Kevin L. Roberg, age 53, has served as a Director of Omnicell since June 1997 and as Lead Director since February 2003. He has been a general partner of Delphi Ventures, a venture capital firm, since October 1999. From August 1998 to September 1999, Mr. Roberg was an independent venture capitalist. From December 1995 to June 1998, Mr. Roberg served as Chief Executive Officer and President of ValueRx, a pharmacy benefit and medication management company and a former subsidiary of Value Health, Inc., a healthcare benefit and information service provider. Mr. Roberg received a B.S. from the University of Iowa. Mr. Roberg is also a director of Duane Reade, Inc., Accredo Health, Inc. and the American Society of Health System Pharmacists Foundation.

  John D. Stobo, Jr.

        John D. Stobo, Jr., age 38, has served as a Director of Omnicell since February 2000. Mr. Stobo is a managing member of ABS Capital Partners, a private equity firm, where he has been employed since 1993. Mr. Stobo received a B.A. from the University of California, San Diego and an M.B.A. from Cornell University. Mr. Stobo is also a director of several privately held companies.

  Donald C. Wegmiller

        Donald C. Wegmiller, age 65, has served as the President and Chief Executive Officer of HealthCare Compensation Strategies, a national executive and physician compensation and benefits consulting firm since 2003. From 1993 to 2003, Mr. Wegmiller was the President and Chief Executive Officer of Clark Consulting—Healthcare Group. Mr. Wegmiller received both his bachelor's degree and master's degree in health administration from the University of Minnesota. Mr. Wegmiller serves as a director of Allete, Inc., Possis Medical, Inc. and several privately held companies.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL THE 2005 ANNUAL MEETING

  Benjamin A. Horowitz

        Benjamin A. Horowitz, age 37, has served as a Director of Omnicell since September 1999. Mr. Horowitz has been President, Chief Executive Officer and a director of Opsware, Inc., an Internet company, since September 1999. From March 1999 to September 1999, he served as Vice President and General Manager of the E-commerce Platform division of America Online, Inc., an Internet service provider. From July 1995 to March 1999, Mr. Horowitz was employed by Netscape Communications, Inc., an Internet company, in various capacities, including Vice President of the directory and security product line from 1997 to 1998. Mr. Horowitz received a B.S. from Columbia University and an M.S. in computer science from the University of California, Los Angeles. Mr. Horowitz is also a director of MIPS Technologies, Inc.

  Randy D. Lindholm

        Randy D. Lindholm, age 48, has served as a director of Omnicell since May 2003. Since April 2002, Mr. Lindholm has served as a consultant to medical device companies. From June 1999 to April 2002, Mr. Lindholm was the chairman, president and CEO of VidaMed, Inc., a medical device company, and served as its executive vice president, sales and marketing. From 1993 to 1998, Lindholm held senior field operations positions at Nellcor Puritan Bennett, a provider of solutions to diagnose, monitor and treat the respiratory-impaired patient. Mr. Lindholm received a B.S. degree in electrical engineering from Michigan Tech University. Mr. Lindholm is also a director of Rita Medical Systems, Inc. and several privately held companies.

  Sara J. White

        Sara J. White, age 58, has served as a Director of Omnicell since April 2003. Ms. White serves as a pharmacy leadership consultant for Stanford University Hospital and Clinics. Ms. White has been a clinical professor at the School of Pharmacy at the University of California, San Francisco since 1992 and an adjunct professor at the University of the Pacific, School of Pharmacy since 1995. She served as the Director of Pharmacy for Stanford Hospital and Clinics from 1998 to 2003. Ms. White received a B.S. in pharmacy from Oregon State University and an M.S. in hospital pharmacy management from Ohio State University.

  William H. Younger, Jr.

        William H. Younger, Jr., age 54, has served as a Director of Omnicell since September 1992. Mr. Younger is a managing director of Sutter Hill Ventures LLC, a venture capital firm, where he has been employed since 1981. Mr. Younger received a B.S. in electrical engineering from the University of Michigan and an M.B.A. from Stanford University. Mr. Younger is also a director of Vitria Technology, Inc., and several privately held companies.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2006 ANNUAL MEETING

  Randall A. Lipps

        Randall A. Lipps, age 46, has served as Chairman of the Board and a Director of Omnicell since founding Omnicell in September 1992 and as its President and Chief Executive Officer since October 2002. From 1989 to 1992, Mr. Lipps served as the Senior Vice President of ST. Holdings, Inc., a travel and marketing company. From 1987 to 1989, he served as Assistant Vice President of Sales & Operations for a subsidiary of AMR, the parent company of American Airlines, Inc. Mr. Lipps received both a B.S. in economics and a B.B.A. from Southern Methodist University.

  Brock D. Nelson

        Brock D. Nelson, age 53, has served as a Director of Omnicell since May 2003. Since February 2003, Mr. Nelson has served as the President and Chief Executive Officer of Regions Hospital, a private, full service hospital and part of HealthPartners, Inc. Mr. Nelson served as the Chief Executive of Children's Hospitals and Clinics from 1994 to January 2003 and served as the President of Children's Hospital St. Paul from 1983 to 1994. Mr. Nelson received B.A. in economics from St. Olaf College and master's degree in health care administration from the University of Minnesota.

  Joseph E. Whitters

        Joseph E. Whitters, age 46, has served as a Director of Omnicell since May 2003. Mr. Whitters is the Executive Vice President of First Health Group Corp., a national health benefits company, where he has been employed in various capacities since October 1986. Mr. Whitters is a certified public accountant and received a bachelor's degree in accounting from Luther College.

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company's directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Lipps, the CEO of the Company, and Mr. Barnett, who is not standing for reelection.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

        As required under new Nasdaq listing standards, the Company's independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Persons interested in communicating with the independent directors with their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Lead Director, Omnicell, Inc., 1201 Charleston Road, Mountain View, CA 94043. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Chair of the Audit, Compensation, or Corporate Governance Committee.

        The Board has three committees: an Audit Committee, a Compensation Committee, and a Corporate Governance Committee. The following table provides membership and meeting information for fiscal 2004 for each of the Board committees:

Name	Audit		Compensation		Corporate Governance
Charles J. Barnett					X
Benjamin A. Horowitz			X
Randy D. Lindholm			X
Brock Nelson					X
Kevin L. Roberg	X				X	*
John D. Stobo, Jr.	X
Sara J. White					X
Joseph E. Whitters	X	*
William H. Younger, Jr.			X	*
Total meetings in fiscal year 2003	11		13		2

*
Committee Chairperson

        Below is a description of each committee of the Board of Directors.

AUDIT COMMITTEE

        The Audit Committee of the Board of Directors oversees the Company's corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions: it recommends annually to the Board of Directors the firm of certified public accountants to be employed by the company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders; reviews the engagement of the independent auditors, including the scope, extent and procedures of the audit; evaluates the performance of the independent auditors; receives written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1 to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence; reviews the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements; discusses with the independent auditors the results of the annual audit, including the auditors' assessment of the quality of accounting principles, the reasonableness of significant financial reporting issues and judgments, the nature of significant risks and exposures, and the adequacy of the disclosures in the financial statements; and investigates any matter brought to the attention of the Audit Committee within the scope of its duties. The Audit Committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

        Three (3) directors comprise the Audit Committee: Messrs. Whitters, Roberg, and Stobo. If elected by the stockholders, Mr. Wegmiller will join the Audit Committee following his election, and Mr. Stobo will step down. The Audit Committee met eleven (11) times during the fiscal year. The Board of Directors annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). The Audit Committee has adopted a written Audit Committee Charter that is attached as Appendix A to these proxy materials.

COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. The Compensation Committee reviews and approves corporate performance goals and objectives relevant to the compensation of the Company's executive officers and other senior management; reviews and approves the compensation and other terms of employment of the Company's Chief Executive Officer and other executive officers; establishes guidelines pursuant to which the Chief Executive Officer shall administer the Company's stock option plans with respect to options granted thereunder to all the Company's employees and consultants, other than the Company's executive officers and oversees administration of the Company's stock option and purchase plans, profit sharing plans, stock bonus plans, deferred compensation plans and other similar programs.

        Three (3) directors comprise the Compensation Committee: Messrs. Younger, Horowitz and Lindholm. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). The Compensation Committee met thirteen (13) times during the fiscal year.

CORPORATE GOVERNANCE COMMITTEE

        The Corporate Governance Committee of the Board of Directors administers and oversees all aspects of the Company's corporate governance functions on behalf of the Board. For this purpose, the Corporate Governance Committee performs several functions: it develops and reviews the corporate governance principles to be applied to the Company and makes recommendations to the Board regarding corporate governance issues; it oversees and reviews the processes and procedures used by the Company to provide information to the Board and its committees; it identifies, reviews and evaluates candidates to serve as directors of the Company and recommends such candidates to the Board; it assesses the performance of the Board, including Board committees and individual Board members; and it makes such other recommendations to the Board regarding affairs relating to the directors of the Company as the Committee deems appropriate. The Corporate Governance Committee has the authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. Our Corporate Governance Committee charter can be found on our corporate website at www.omnicell.com, under "Investor Relations."

        Four (4) directors comprise the Corporate Governance Committee: Messrs. Roberg, Barnett and Nelson, and Ms. White. All members of the Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards), except for Mr. Barnett. The Corporate Governance Committee met two (2) times during the fiscal year. Mr. Barnett is not standing for reelection and will conclude his service with the Corporate Governance Committee at the time of the Annual Meeting.

        The Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including being able to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.

        In conducting this assessment, the Committee considers diversity, age, skills and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Corporate Governance Committee reviews such directors' overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair such directors' independence. In the case of new director candidates, the committee also determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Committee meets to discuss and consider such candidates' qualifications and then selects a nominee for recommendation to the Board by majority vote. To date, the Corporate Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.

        At this time, the Corporate Governance Committee does not consider director candidates recommended by stockholders. The Committee believes that it is in the best position to identify, review, evaluate and select qualified candidates for Board membership, based on the comprehensive criteria for Board membership approved by the Board.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met eleven (11) times during the last fiscal year. All directors except Mr. Horowitz attended at least 75% of the aggregate of the meetings of the Board and of the committees, on which he or she served, held during the period for which he or she was a director or committee member, respectively.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company's Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to Lead Director, Omnicell, Inc., 1201 Charleston Road, Mountain View, CA 94043. These communications will be reviewed by the Lead Director, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent Directors of the Board. All communications directed to the Audit Committee in accordance with the Company's "Open Door Policy for Reporting Complaints Regarding Accounting and Auditing Matters" that relate to questionable accounting or auditing matters involving the Company will be promptly and directly forwarded to the Audit Committee. The Omnicell Open Door Policy is available on our website at www.omnicell.com under "Investor Relations."

CODE OF CONDUCT

        Omnicell has adopted the Omnicell Code of Conduct that applies to all officers, directors and employees. The Omnicell Code of Conduct is available on our website at www.omnicell.com under "Investor Relations." If Omnicell makes any substantive amendments to the Code of Conduct or grants any waiver from a provision of the Code to any executive officer or director, Omnicell will promptly disclose the nature of the amendment or waiver on its website and, if required, on Form 8-K.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

        The Audit Committee oversees Omnicell's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

1
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act.

        The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Omnicell's accounting principles and such other matters as are required by Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and Omnicell, including the matters in the written disclosures required by Independence Standards Board Standard No. 1, and considered the compatibility of any non-audit services with the auditors' independence.

        The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of Omnicell's internal controls and the overall quality of Omnicell's financial reporting. The Audit Committee held eleven (11) meetings during 2003.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as Omnicell's independent auditors for the year ending December 31, 2004.

AUDIT COMMITTEE
Joseph E. Whitters, Chairman Kevin L. Roberg John D. Stobo, Jr.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 1997. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

INDEPENDENT AUDITORS' FEES

        The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2002 and December 31, 2003, by Ernst & Young LLP, the Company's principal accountant. Certain amounts from fiscal 2002 have been reclassified to conform to new presentation requirements.

	Fiscal Year Ended (in thousands)
	2003	2002
Audit Fees	$552	$465
Tax Fees	193	82

Total Fees	$745	$547

        Audit Fees.    Consists of fees billed for professional services rendered for the audit of Omnicell's financial statements and review of the interim financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

        Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. During each of the fiscal years ended December 31, 2003 and 2002, these services included the preparation and review of Omnicell's income tax returns and general tax advice and planning. For the fiscal year ended December 31, 2003, these services also included consultations related to sales and use tax matters.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES.

        Omnicell's Audit Committee pre-approves all audit and permissible non-audit services provided by its independent auditors. These services may include audit services, audit-related services, tax services and other services. Prior to engaging Omnicell's independent auditors to render an audit or permissible non-audit service, the Audit Committee specifically approves the engagement of Omnicell's independent auditors to render that service. Accordingly, Omnicell does not engage its independent auditors to render audit or permissible non-audit services pursuant to pre-approval policies or procedures or otherwise, unless the engagement to provide such services has been approved by the Audit Committee in advance. As such, the engagement of Ernst & Young LLP to render 100% of the services described in the categories above was approved by the Audit Committee in advance of the rendering of those services. The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of March 23, 2004 by: (i) each director and nominee for director; (ii) each of the Company's executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Federated Investors, Inc. Federated Investors Tower Pittsburgh, PA 15222(2)	2,008,400	8.15%
RS Investment Management Co. LLC 388 Market Street, Suite 200 San Francisco, CA 94111(3)	1,793,800	7.28
Randall A. Lipps(4)(8)	1,358,535	5.38
Charles J. Barnett(8)	29,755	*
Benjamin A. Horowitz(8)	65,520	*
Randy D. Lindholm(8)	8,583	*
Brock D. Nelson(8)	14,583	*
Kevin L. Roberg(5)(8)	81,464	*
John D. Stobo, Jr.(8)	68,267	*
Donald C. Wegmiller	0	*
Sara J. White(8)	15,277	*
Joseph E. Whitters(8)	109,583	*
William H. Younger, Jr.(6)(8)	773,684	3.13
Gary E. Wright(8)	208,436	*
Dennis P. Wolf(8)	62,375	*
John D. Higham(7)(8)	176,645	*
Chusak Siripocanont(8)	70,937	*
All executive officers and directors as a group (17 persons)	3,125,182	11.97%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 24,653,998 shares outstanding on March 23, 2004, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed below is c/o Omnicell, Inc., 1201 Charleston Road, Mountain View, CA 94043.

(2)
Federated Investors, Inc. (the "Parent") is the parent holding company of Federated Investment Management Company, Federated Investment Counseling, and Federated Global Investment Management Corp. (the "Investment Advisers"), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in Omnicell, Inc. The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is a wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees.

(3)
RS Investment Management Co. LLC is the parent company of registered investment advisors whose clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, Omnicell stock. No individual client's holdings of Omnicell stock are more than five percent of the outstanding stock. RS Investment Management, L.P. is a registered investment adviser and the managing member of registered investment advisers. RS Investment Management Co. LLC is the General Partner of RS Investment Management, L.P.

(4)
Includes 94,992 shares held in trusts for the benefit of Mr. Lipps' children, 1,206 shares held by Mr. Lipps' son, 458,749 shares held jointly with Mr. Lipps' spouse and 24,940 shares held by Mr. Lipps' brother.

(5)
Includes 1,500 shares held by Mr. Roberg's spouse.

(6)
Includes 96,726 shares held by Sutter Hill Ventures, A California Limited Partnership ("Sutter Hill"), 203,411 shares held by SHV Profit Sharing Plan, a retirement trust, 16,326 shares held by Sutter Hill Entrepreneurs Fund (AI), L.P. ("Sutter Hill AI"), 41,344 shares held by Sutter Hill Entrepreneurs Fund (QP), L.P. ("Sutter Hill QP"), 158,326 shares held directly by William H. Younger, Jr., and 212,864 shares held in trust for the benefit of Mr. Younger's family. Mr. Younger, a director of the Company, is a Managing Director of the General Partner of Sutter Hill, Sutter Hill AI and Sutter Hill QP, and as such, may be deemed to share voting and investment power over all of such shares and therefore may be deemed a beneficial owner of such shares. Mr. Younger disclaims beneficial ownership of shares held by Sutter Hill, Sutter Hill AI or Sutter Hill QP except to the extent of his direct pecuniary interest therein.

(7)
Includes 68,709 shares held in a family trust and 6,250 shares held in a trust for the benefit of Mr. Higham's daughter.

(8)
Includes shares which certain executive officers and directors of the Company have the right to acquire within 60 days after March 23, 2004 pursuant to outstanding options as follows: Randall A. Lipps, 612,660 shares; Charles J. Barnett, 28,055 shares; Benjamin A. Horowitz, 65,520 shares; Randy D. Lindholm, 8,583; Brock D. Nelson, 14,583; Kevin L. Roberg, 74,964 shares; John D. Stobo, Jr., 65,937 shares; Sara J. White, 15,277; Joseph E. Whitters, 19,583; William H. Younger, Jr., 44,687 shares; Gary Wright, 202,389 shares; Dennis P. Wolf, 53,500; John D. Higham, 101,686; Chusak Siripoconant, 70,937; and all executive officers and directors as a group, 1,451,270 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering two transactions was filed late by Mr. Higham.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

        The members of our Board of Directors do not currently receive cash compensation for their services, but are eligible for reimbursement for their expenses incurred in attending Board meetings in accordance with Company policy.

        Each non-employee director of the Company also receives stock option grants under the 1999 Equity Incentive Plan (which shall be referred to as the "1999 Plan"). Options granted under the 1999 Plan to our non-employee directors are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

        Upon initial election or appointment to our Board of Directors, each person who is not an employee of Omnicell will be granted an initial grant on the date of his or her election or appointment to purchase 25,000 shares of our common stock. The 1999 Plan also provides that on the day following each annual stockholders meeting, each non-employee director will be granted an annual stock option grant to purchase 6,250 shares of our common stock. The exercise price of options granted under the 1999 Plan is 100% of the fair market value of the common stock subject to the option on the date of the option grant. The initial option shall become exercisable as to 1/36th of the option shares each month following the date of grant in accordance with its terms and any subsequent annual grant to a non-employee director shall become exercisable as to 1/12th of the option shares each month following the date of grant. The term of options granted to non-employee directors under the 1999 Plan is 10 years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, each option will continue in full force and effect if the Company is the surviving entity. If the Company is not the surviving entity, each option will be assumed or an equivalent option will be substituted by the successor corporation. In the event any surviving corporation refuses to assume or continue such options, or to substitute similar stock awards for those outstanding, the time during which such options may be exercised shall be accelerated, and the options terminated if not exercised prior to such event.

        During the last fiscal year, Messrs. Nelson and Whitters and Ms. White each received an option to purchase 25,000 shares, granted at exercise prices per share of $7.00, $7.00 and $3.30, respectively, upon their election or appointment to the Board. Mr. Whitters received an additional option covering 15,000 shares in connection with his appointment as Chairman of the Audit Committee of the Board, granted at an exercise price of $7.00. Mr. Roberg received an option to purchase 25,000 shares in connection with his appointment as Lead Director, granted at an exercise price of $3.30 per share. Each of Messrs. Barnett, Horowitz, Lindholm, Nelson, Roberg, Stobo, Whitters and Younger and Ms. White received options covering 6,250 shares, each at an exercise price per share of $6.93. The exercise prices of all of the options granted to directors under the 1999 Plan during the last fiscal year are equal to the fair market value of such common stock on the date of grant.

        During the last fiscal year, the Board granted an option to purchase 25,000 shares to Mr. Lindholm pursuant to the Company's 2003 Equity Incentive Plan, as amended (the "2003 Plan"). The exercise price of such option is $4.00, equal to 70.9% of the fair market value on the date of grant, as permitted under the 2003 Plan. This grant to Mr. Lindholm was made in lieu of the initial grant to be made to a director upon election or appointment to the Board under the 1999 Plan.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

        The following table shows for the fiscal years ended December 31, 2001, 2002 and 2003, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, and its other four most highly compensated executive officers at December 31, 2003 (the "Named Executive Officers"):

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation[1] ($)	Securities Underlying Options/ (#)	All Other Compensation ($)[1]
Randall A. Lipps Chairman, President and Chief Executive Officer	2003 2002 2001	285,007 330,000 330,000	— 98,098 159,890	— — —	80,000 362,797 60,000	— —
Gary E. Wright Executive Vice President, Sales, Marketing and Field Operations	2003 2002 2001	280,000 179,200 170,000	162,460 80,090 55,325	— — —	135,000 76,551 10,000	120,613 — —	[2]
Dennis P. Wolf[3] Executive Vice President, Operations, Finance and Administration and CFO	2003 2002 2001	256,667 — —	40,000 — —	— — —	490,000 — —	— — —
John D. Higham Vice President, Corporate Development	2003 2002 2001	210,000 210,000 210,000	— 30,608 69,930	— — —	10,000 72,468 20,000	— —
Chusak Siripocanont[4] Senior Vice President of Engineering, Manufacturing and Quality	2003 2002 2001	173,864 — —	— — —	— — —	295,000 — —	— —

1
As permitted by rules promulgated by the SEC, no amounts are shown with respect to certain "perquisites," where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.

2
Represents a taxable relocation bonus.

3
Mr. Wolf joined Omnicell in February 2003.

4
Mr. Siripocanont joined Omnicell in March 2003.

STOCK OPTION GRANTS AND EXERCISES

        The Company grants options to its executive officers under its 1992 Equity Incentive Plan, 1995 Management Stock Option Plan and 1999 Equity Incentive Plan (the "Incentive Plans"). As of December 31, 2003, options to purchase a total of 6,606,235 shares were outstanding under the Incentive Plans and no shares remained available for grant under the Incentive Plans.

        The following tables show for the fiscal year ended December 31, 2003, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year
				Exercise Price ($/Sh)	Expiration Date
Name						5%($)	10%($)
Mr. Lipps	7,598 72,402	(1) (1)	0.26 2.43%	$13.16 13.16	12/03/08 12/03/08	$62,994 600,271	$158,984 1,514,968
Mr. Wright	40,000 35,000 60,000	(2) (2) (1)	1.34 1.18 2.02	10.00 10.00 13.16	07/01/13 07/01/08 12/03/08	252,000 220,500 497,448	636,000 556,500 1,255,464
Mr. Wolf	174,978 215,022 40,000 4,487 55,513	(3) (3) (1) (1) (1)	5.88 7.23 1.34 0.15 1.87	2.52 2.52 3.30 13.16 13.16	01/31/13 01/31/13 04/01/10 12/03/08 12/03/08	277,795 341,369 83,160 37,201 460,247	701,102 861,550 208,880 93,888 1,161,576
Mr. Higham	7,598 2,402	(1) (1)	0.26 0.08	13.16 13.16	12/03/08 12/03/08	62,994 19,915	158,984 50,260
Mr. Siripocanont	40,000 104,972 120,028 4,072 25,928	(1) (2) (2) (1) (1)	1.34 3.53 4.03 0.14 0.87	3.30 3.30 3.30 13.16 13.16	04/01/10 04/01/13 04/01/13 12/03/08 12/03/08	83,160 218,237 249,538 33,760 214,964	209,880 550,788 629,787 85,204 542,528

(1)
Options granted become exercisable as follows: 25% of the shares subject to the option vest at the end of each fiscal quarter, provided certain performance milestones are met by Omnicell. If such milestones are not met, 100% of the shares subject to the option will vest on the six year anniversary of the date of grant. The options expire seven years from the date of grant or earlier upon termination of employment.

(2)
Options granted become exercisable as follows: 25% of the shares subject to the option vest on the one year anniversary of the vesting commencement date, with the balance of the shares vesting monthly over the following 36 months. The options expire ten years from the date of grant or earlier upon termination of employment.

(3)
Options granted become exercisable as follows: 12.5% of the shares subject to the option vest on the six-month anniversary of the vesting commencement date, with the balance of the shares vesting monthly over the following 42 months. The options expire ten years from the date of grant or earlier upon termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES

        The following table presents the aggregate option exercises during 2003, and the number and value of securities underlying unexercised options that are held by each of the individuals listed in the Summary Compensation Table as of December 31, 2003.

        Amounts shown under the column "Value Realized" are based on the closing sales price of our common stock as reported on the Nasdaq Stock Market on the date of exercise, less the exercise price. Amounts shown under the column "Value of Unexercised In-the-Money Options at FY-End" are based on the closing price of our common stock ($16.20) on December 31, 2003 as reported on the Nasdaq Stock Market, less the exercise price, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option.

Name	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at FY-End($) Exercisable/ Unexercisable
Mr. Lipps	50,000	$492,800	589,446/217,798	$5,219,181/$1,918,120
Mr. Wright	37,750	444,448	200,027/158,992	2,286,986/938,417
Mr. Wolf	90,375	816,253	30,875/368,750	406,770/4,406,100
Mr. Higham	12,000	159,000	164,544/25,142	1,575,825/195,469
Mr. Siripocanont	20,000	184,002	20,000/255,000	258,000/2,993,700

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides certain information as of December 31, 2003 regarding our 1992 Incentive Stock Plan, our 1995 Management Stock Option Plan, our 1999 Equity Incentive Plan and our 1997 Employee Stock Option Plan, each of which has been approved by our stockholders, as well as our 2003 Equity Incentive Plan, which has not been approved by our stockholders:

Plan description	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
1992 Incentive Stock Plan	340,452	$8.143	0
1995 Management Stock Option Plan	504,261	$7.265	0
1999 Equity Incentive Plan	5,261,522	$5.48	0	[1]
1997 Employee Stock Purchase Plan	0	n/a	344,880
2003 Equity Incentive Plan	500,000	$9.908	0

Total	6,606,235	$6.089	344,880

1
At December 31, 2003, there were no shares available for future issuance under the Plans. On January 1 of each year, the number of shares reserved for issuance under the 1999 Equity Incentive Plan increases automatically by the lesser of (i) 5.5% of the total number of shares of the Company's common stock then outstanding, or (ii) 3,000,000 shares. After applying the formula, the number of shares available for future issuance under the 1999 Equity Incentive Plan on January 1, 2004 was 1,307,957.

2003 EQUITY INCENTIVE PLAN

        In April 2003, our Board of Directors adopted the 2003 Equity Incentive Plan (the "2003 Plan"). A total of 500,000 shares of common stock has been reserved for issuance under the 2003 Plan and, to date, we have issued options to purchase 500,000 shares under the 2003 Plan. The 2003 Plan provides for the issuance of non-qualified options, stock bonuses and rights to acquire restricted stock to our employees, directors and consultants. Options granted under the 2003 Plan shall have an exercise price of not less than 70% of the fair market value of the stock on the date of grant and generally become exercisable over periods of up to four years, generally with one-fourth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 36 equal monthly installments thereafter, however our Board of Directors may impose vesting at its discretion to any award. Options under the 2003 Plan generally expire ten years from the date of grant.

        Our Board of Directors shall administer the 2003 Plan unless and until the board delegates administration to a committee. Our Board may suspend or terminate the 2003 Plan at any time. Our board may also amend the 2003 Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders after its adoption by the board to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq listing requirements.

        If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the 2003 Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exercisability of the stock awards will accelerate.

2004 EQUITY INCENTIVE PLAN

        In February 2004, our Board of Directors adopted the 2004 Equity Incentive Plan (the "2004 Plan"). A total of 200,000 shares of common stock has been reserved for issuance under the 2004 Plan and to date, we have granted options to purchase 140,000 shares under the 2004 Plan. The 2004 Plan provides for the issuance of non-qualified options to new employees as an inducement material to the individual's entering into employment with Omnicell. Options granted under the 2004 Plan have an exercise price not less than the fair market value of the stock on the date of grant and generally become exercisable over periods of up to four years, generally with one-fourth of the shares vesting one year from the vesting commencement date with respect to initial grants, and the remaining shares vesting in 36 equal monthly installments thereafter, however our Board of Directors may impose vesting at its discretion to any award. Options under the 2004 Plan generally expire ten years from the date of grant.

        Our Board of Directors shall administer the 2004 Plan unless and until the board delegates administration to a committee. Our board may suspend or terminate the 2004 Plan at any time. Our Board may also amend the 2004 Plan at any time or from time to time. However, no amendment will be effective unless approved by our stockholders after its adoption by the board to the extent stockholder approval is necessary to satisfy the requirements of any Nasdaq listing requirements.

        If we sell, lease or dispose of all or substantially all of our assets, or are acquired pursuant to a merger or consolidation, then the surviving entity may assume or substitute all outstanding awards under the 2004 Plan. If the surviving entity does not assume or substitute these awards, then generally the vesting and exercisability of the stock awards will accelerate.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

        In February 1998 and February 2000, our Board of Directors approved the acceleration, under certain circumstances, of all prior stock options granted to certain officers under the Incentive Plans. Under this arrangement, the unvested portion of each officer's stock options under the Incentive Plans becomes fully vested and exercisable if we are acquired and the officer is terminated without cause, the principal place of performance of the officer's responsibilities and duties is changed, or there is a material reduction in the officer's job responsibilities or duties.

        In February 2003, the Company and Dennis P. Wolf entered into an employment agreement whereby Mr. Wolf agreed to serve as Executive Vice President, Operations, Finance and Administration and Chief Financial Officer of the Company. The agreement provides Mr. Wolf with a base salary of $280,000 and a quarterly performance bonus in 2003 of $15,000 plus an annual option to purchase 40,000 shares of Omnicell common stock in 2003, wherein 25% of such grant may accelerate each quarter upon the Company's achievement of certain milestones. Mr. Wolf was also granted an option to purchase 390,000 shares of common stock, subject to the same vesting acceleration provisions provided to other executive officers of the Company. In the event Mr. Wolf's employment is terminated by Omnicell without cause, Mr. Wolf will be entitled to receive a one-time payment of his annual base salary amount then in effect.

        In March 2003, the Company and Chusak Siripocanont entered into an employment agreement whereby Mr. Siripocanont agreed to serve as Senior Vice President, Engineering, Quality and Manufacturing of the Company. The agreement provides Mr. Siripocanont with a base salary of $225,000 plus an annual option to purchase 40,000 shares of Omnicell common stock in 2003, wherein 25% of such grant may accelerate each quarter upon the Company's achievement of certain milestones. Mr. Siripocanont was also granted an option to purchase 225,000 shares of common stock, subject to the same vesting acceleration provisions provided to other executive officers of the Company. In the event Mr. Siripocanont's employment is terminated by Omnicell without cause, Mr. Siripocanont will be entitled to receive a one-time payment of his annual base salary amount then in effect.

        In April 2003, the Company and Gary Wright entered into an employment agreement whereby Mr. Wright agreed to serve as Executive Vice President, Sales, Field Operations, Marketing and International of the Company. The agreement provides Mr. Wright with a base salary of $280,000. Mr. Wright was also granted an option to purchase 27,910 shares of common stock, subject to the same vesting acceleration provisions provided to other executive officers of the Company. In the event Mr. Wright's employment is terminated by Omnicell without cause, Mr. Wright will be entitled to receive a one-time payment of his annual base salary amount then in effect.

        In November 2003, the Company and Dan S. Johnston entered into an employment agreement whereby Mr. Johnston agreed to serve as Senior Vice President and General Counsel of the Company. The agreement provides Mr. Johnston with a base salary of $200,000 plus an annual option to purchase 40,000 shares of Omnicell common stock in 2003 and 2004, wherein 25% of such grant may accelerate each quarter upon the Company's achievement of certain milestones. Mr. Johnston was also granted an option to purchase 100,000 shares of common stock, subject to the same vesting acceleration provisions provided to other executive officers of the Company. In the event Mr. Johnston's employment is terminated by Omnicell without cause, Mr. Johnston will be entitled to receive a one-time payment of his annual base salary amount then in effect.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION2

        Our executive compensation policies and practices are established and administered by the Compensation Committee of the Board. The Compensation Committee consists of three (3) non-employee directors: William H. Younger, Jr., Benjamin A. Horowitz and Randy D. Lindholm.

2
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act.

Philosophy

        The Compensation Committee has implemented compensation policies, plans and programs that seek to enhance stockholder value by aligning the financial interests of the executive officers with those of the stockholders. The overall goal of the Compensation Committee is to develop compensation practices that will allow us to attract and retain the people needed to define, create and market industry-leading products and services. We also provide significant equity-based compensation pursuant to our 1999 Equity Incentive Plan, 2004 Equity Incentive Plan and 1997 Employee Stock Purchase Plan. These plans are designed to provide a longer-term incentive to management to grow revenues, provide quality returns on investment, enhance stockholder value and contribute to our long-term growth. Omnicell has also paid cash bonuses to executive officers based on meeting performance goals.

Compensation Plans

        Our executive compensation is based on three components, each of which is intended to support the overall compensation philosophy.

        Base Salary.    The Compensation Committee recognizes the importance of maintaining compensation levels competitive with other leading technology companies with which Omnicell competes for personnel. When reviewing base salaries for executive officers, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices. The Compensation Committee reviews with the Chief Executive Officer an annual salary plan for Omnicell's executive officers, other than the Chief Executive Officer. The salary plan is modified as deemed appropriate and approved by the Compensation Committee. The annual salary plan takes into account past performance and expected future contributions of the individual executive as well as executive salaries at comparable companies.

        In fiscal 2003, base salaries for our executive officers were increased by 0% to 56% compared to base salaries paid for fiscal 2002. The majority of the increases were in the 0% to 30% range and were due to promotions based on individual achievement and the need to remain within the range of competitive salaries for comparable companies. The one base salary increase of 56% was due to Mr. Wright being promoted to an Executive Vice President of Omnicell.

        Equity Incentives.    Long-term equity incentives are provided through grants of stock options to executive officers and other employees pursuant to our 1999 Equity Incentive Plan and 2003 Equity Incentive Plan. This component of compensation is intended to retain and motivate employees to improve the value of Omnicell's stock. The Compensation Committee believes this element of the total compensation program directly links the participant's interests with those of the stockholders and our long-term value. Stock options are granted with exercise prices at not less than fair market value. Stock options generally vest over time for periods not to exceed five years and generally terminate 10 years after the date of grant. The vesting provisions of the options are intended to insure that employees are provided with an incentive to increase value over the long term.

        Executive officers are also eligible to participate in our 1997 Employee Stock Purchase Plan. Participation levels in such plan are at the discretion of each executive.

        In fiscal 2003, the Compensation Committee determined to grant new stock options to our executive officers. Out of a total of 3,171,500 options granted in fiscal 2003, our executive officers received grants for an aggregate of 1,292,000 shares, or approximately 40.7% of the total options granted in fiscal 2003. The Compensation Committee believes that the programs described above provide compensation that is competitive with comparable companies, link executive and stockholder interests and provide the basis to attract and retain qualified executives. The Compensation Committee will continue to monitor the relationship among executive compensation, our performance and stockholder value.

CHIEF EXECUTIVE OFFICER COMPENSATION

        The Compensation Committee uses the procedures described above in setting the annual salary and equity awards for Randall A. Lipps, our President and Chief Executive Officer. The Compensation Committee reviews and establishes the base salary of Mr. Lipps based on compensation data for comparable companies and the Compensation Committee's assessment of his past performance and its expectation as to his future contributions in directing our long-term success. Mr. Lipps' base salary remained the same at $330,000 from fiscal 2001 to fiscal 2002. In fiscal 2003, Mr. Lipps agreed to a salary in the first quarter of $1.00, and thereafter received a base salary of $285,000 for the remainder of fiscal 2003, or $380,000 on an annualized basis. For fiscal 2004, Mr. Lipps' salary remains at $380,000.

        In fiscal 2003, the Compensation Committee also reviewed the performance of Mr. Lipps in relation to his equity compensation package. Mr. Lipps was granted options to acquire 80,000 shares of common stock in fiscal 2003. The Compensation Committee believes the grants to Mr. Lipps are sufficient to maintain the overall competitiveness of his compensation package and to maintain the strength of the alignment of his interests with those of Omnicell's stockholders. The Compensation Committee intends to continue to monitor Mr. Lipps' compensation levels in light of his performance, Omnicell's performance, and the compensation levels of chief executives at comparable companies.

FEDERAL TAX CONSIDERATIONS

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

        Section 162(m) of the Internal Revenue Code (the "Code") limits the Company's deduction in a taxable year for federal income tax purposes to no more than $1 million of compensation paid to each executive who is a Named Executive Officer at the end of the taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. In addition, Section 162(m) of the Code and the applicable Treasury regulations thereunder provide a transitional exception to the deduction limit for compensation plans established prior to our initial public offering, such as our 1999 Equity Incentive Plan. Due to this transitional exception, stock options granted since our inception through the end of the 2003 fiscal year to our Named Executive Officers will be exempt from Section 162(m). Stock option grants to our Named Executive Officers in our 2004 fiscal year will also be exempt from Section 162(m) so long as we continue to comply with the terms of the transitional exemption. The non-performance-based compensation paid to each of the Company's Named Executive Officers for the 2003 fiscal year did not exceed the $1 million limit per officer. It is not expected that the non-performance-based compensation to be paid to each of the Company's Named Executive Officers for the 2004 fiscal year will exceed that limit. Therefore, the Compensation

Committee has not yet established a policy for determining which forms of compensation awarded to our Named Executive Officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to comply with Code section 162(m) in the future to the extent consistent with Omnicell's best interests.

COMPENSATION COMMITTEE
William H. Younger, Jr., Chairman Benjamin A. Horowitz Randy D. Lindholm

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        As noted above, the Company's Compensation Committee consists of Messrs. Younger (chair), Horowitz and Lindholm. None of these individuals is or has been an officer of Omnicell. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON1

        The following graph shows the total stockholder return of an investment of $100 in cash on August 7, 2001 for (i) the Company's common stock, (ii) the Nasdaq National Market Index (the "Nasdaq") and (iii) the S&P 1500 SuperComposite Healthcare Sector Index2 (the "S&P SuperComposite Healthcare"). All values assume reinvestment of the full amount of all dividends and are calculated as of the last day of each month:

COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN*
AMONG OMNICELL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S&P COMPOSITE HEALTHCARE SECTOR INDEX

*
$100 invested on 8/7/01 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

1
This section is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

2
The S&P SuperComposite Healthcare Index is calculated using a market cap weighing methodology.

CERTAIN TRANSACTIONS

        The Company has entered into indemnity agreements with its executive officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the 2004 Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
/s/ ROBERT J. BRIGHAM
Robert J. Brigham Secretary

April 27, 2004

DELIVERY OF THIS PROXY STATEMENT

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g.; brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as "householding," potentially means extra convenience for the securityholders and cost savings for companies.

        This year, a number of brokers with account holders who are Omnicell stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Corporate Secretary, Omnicell, Inc., 1201 Charleston Road, Mountain View, CA 94043.

        Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker.

        A copy of Omnicell's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available without charge upon written request to: Corporate Secretary, Omnicell, Inc., 1201 Charleston Road, Mountain View, CA 94043.

EXHIBIT A

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE AND POLICY

        The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's stockholders with respect to the Company's corporate accounting and reporting practices, the quality and integrity of the Company's financial statements and reports and the independence and performance of the Company's internal and external auditors. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

COMPOSITION AND ORGANIZATION

        The Audit Committee shall consist of at least three (3) members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board of Directors.

        The Audit Committee will hold at least four (4) regular meetings per year and additional meetings as the Committee deems appropriate. Minutes of each meeting of the Audit Committee shall be prepared and the Committee shall make regular reports to the Board of Directors. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and Section 141 of the Delaware General Corporation Law.

        The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer of employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

RESPONSIBILITIES

        In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall, to the extent it deems necessary or appropriate:

        1.     Recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's stockholders.

        2.     Review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

        3.     Evaluate, together with the Board, the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating independent auditors, and if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

        4.     Receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit

A-1

Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

        5.     Review the annual audited financial statements with management prior to the filing of the Company's Form 10-K, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

        6.     Discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant financial reporting issues and judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

        7.     Discuss with the independent auditor the matters required to be disclosed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

        8.     Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures, if any, on the Company's financial statements.

        9.     Review with management and the independent auditors the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

        10.   Evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

        11.   Confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

        12.   Approve the retention of the independent auditors for any non-audit service and the fee for such service.

        13.   Investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

        14.   Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

        15.   Perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

        16.   Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the board for approval.

        While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These are the responsibilities of management and the independent auditor.

A-2

DETACH HERE	ZOMCC2

PROXY

OMNICELL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Randall A. Lipps and Dennis P. Wolf, jointly or individually, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as directed below, all common shares of beneficial interest, par value $0.001 per share, of Omnicell, Inc. (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 20, 2004, or any adjournments thereof, as follows on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

OMNICELL, INC.
C/O EQUISERVE TRUST COMPANY, N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet Log on to the Internet and go to http://www.eproxyvote.com/omcl	OR	Vote-by-Telephone Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE	ZOMCC1
☒	Please mark votes as in this example.

1.	Election of Directors
	Nominees for Class III Directors:	(01) Kevin L. Roberg (02) John D. Stobo, Jr.; and (03) Donald C. Wegmiller

	FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES
☐	For all nominees except as noted above

2.	Proposal to ratify appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2004.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	In accordance with their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH HEREIN.

(Please sign exactly as name appears on share certificate. When shares are registered jointly, all owners must sign. Corporate owners should sign full corporate name by an authorized person. Executors, administrators, trustees or guardians should indicate their status when signing.)
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature:	Date:	Signature:	Date:

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION OF EXECUTIVE OFFICERS SUMMARY OF COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FY-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION2
CERTAIN TRANSACTIONS
OTHER MATTERS
EXHIBIT A
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS